UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

(Amendment No. __)

Filed by the Registrant ☒                            Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement.

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2)).

☒	Definitive Proxy Statement.

☐	Definitive Additional Materials.

☐	Soliciting Material Pursuant to § 240.14a-12.

MEDALLION FINANCIAL CORP.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement,

if other than the Registrant)

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☐	Fee paid previously with preliminary materials.

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MEDALLION FINANCIAL CORP.

437 Madison Avenue, 38th Floor

New York, New York 10022

April 30, 2007

Dear Medallion Financial Shareholder:

You are cordially invited to attend the Annual Meeting of Shareholders of Medallion Financial Corp. to be held on June 1, 2007, at 10:00 a.m., Eastern Daylight Saving Time, at The Harmonie Club, located at 4 East 60th Street, New York, New York 10022.

Details of the business to be conducted at the meeting are given in the attached Notice of Annual Meeting of Shareholders and the attached Proxy Statement.

Whether or not you plan to attend the Annual Meeting, it is important that your shares be represented. You may vote by mailing a completed proxy card as an alternative to voting in person at the meeting. Voting by this method will ensure that your shares will be represented at the Annual Meeting

Thank you for your cooperation.

Sincerely,

ALVIN MURSTEIN

Chairman of the Board of Directors and Chief Executive Officer

MEDALLION FINANCIAL CORP.

437 Madison Avenue, 38th Floor

New York, New York 10022

(212) 328-2100

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD JUNE 1, 2007

The Annual Meeting of Shareholders, or the Annual Meeting, of Medallion Financial Corp. (except where the context suggests otherwise, the terms “we”, “us” and “our” refer to Medallion Financial Corp.) will be held on June 1, 2007 at 10:00 a.m., Eastern Daylight Saving Time at The Harmonie Club, located at 4 East 60th Street, New York, New York 10022, to consider and act upon the following matters:

1.	To elect three directors to serve until the 2010 Annual Meeting of Shareholders;

2.	To ratify the selection of Weiser LLP as our independent registered public accounting firm for the year ending December 31, 2007;

3.	To remove certain fundamental policies; and

4.	To transact such other business as may properly come before the meeting or any adjournment thereof.

Only shareholders of record at the close of business on April 16, 2007 will be entitled to notice of and to vote at the Annual Meeting or any adjournment thereof. A list of shareholders entitled to vote at the Annual Meeting will be available for inspection at the Annual Meeting and for a period of 10 days prior to the meeting during regular business hours at our principal offices located at the address listed above. All shareholders are cordially invited to attend the Annual Meeting.

By Order of the Board of Directors,

MARIE RUSSO

Secretary

New York, New York

April 30, 2007

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, VOTE AS SOON AS POSSIBLE. YOU MAY VOTE BY COMPLETING AND MAILING THE ENCLOSED PROXY OR VOTER INSTRUCTION CARD. FOR DETAILED INFORMATION REGARDING VOTING INSTRUCTIONS, PLEASE REFER TO THE SECTION ENTITLED “QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING / HOW CAN I VOTE MY SHARES WITHOUT ATTENDING THE MEETING?” ON PAGE 4 OF THE PROXY STATEMENT. IF YOU DECIDE TO ATTEND THE MEETING AND WISH TO CHANGE YOUR PROXY VOTE, YOU MAY DO SO AUTOMATICALLY BY VOTING IN PERSON AT THE MEETING.

2007 ANNUAL MEETING OF SHAREHOLDERS

NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

MEDALLION FINANCIAL CORP.

437 Madison Avenue, 38th Floor

New York, New York 10022

(212) 328-2100

PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS

June 1, 2007

This proxy statement is furnished in connection with the solicitation of proxies by our Board of Directors of for use at the Annual Meeting to be held on June 1, 2007 and at any adjournments or postponements of the Annual Meeting. The purposes of the Annual Meeting are set forth herein and in the accompanying Notice of Annual Meeting of Shareholders. The Annual Meeting will be held at 10:00 a.m. Eastern Daylight Saving Time at The Harmonie Club, located at 4 East 60th Street, New York, New York 10022. The date of the mailing of this proxy statement and accompanying proxy is on or about April 30, 2007. All shares of common stock will be voted in accordance with the shareholders’ instructions.

Shareholders are entitled to one vote per share on all matters voted upon at the Annual Meeting. Shareholders do not have the right to cumulate their votes for directors. The presence at the Annual Meeting, in person or by proxy, of a majority of the shares of common stock outstanding on April 16, 2007 will constitute a quorum. If the accompanying proxy is properly signed and timely returned to American Stock Transfer & Trust Company and not revoked, it will be voted in accordance with the instructions contained therein.

Unless contrary instructions are given, the persons designated as proxy holders on the accompanying proxy card will vote:

(i)	FOR the Board of Director’s nominees;

(ii)	FOR ratification of Weiser LLP as our independent registered public accounting firm for the year ending December 31, 2007;

(iii)	FOR the removal of certain fundamental policies; and

(iv)	if any other matters properly come before the Annual Meeting, in accordance with their best judgment on such matters.

Any proxy may be revoked by a shareholder at any time before its exercise by delivery of a written revocation to American Stock Transfer & Trust Company, 59 Maiden Lane, Plaza Level, New York, New York 10038. The powers of the proxy holder with respect to a particular proxy will be suspended if the person executing that proxy attends the Annual Meeting in person and so requests. Attendance at the Annual Meeting will not in itself constitute revocation of the proxy. Shareholders have no dissenters’ rights of appraisal in connection with any matter being presented at the Annual Meeting.

VOTING SECURITIES AND VOTES REQUIRED

On April 16, 2007, the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting, there were outstanding and entitled to vote an aggregate of 17,458,416 shares of our common stock, $0.01 par value per share, or the Common Stock. Shareholders are entitled to one vote per share.

The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the meeting shall be necessary to constitute a quorum for the transaction of business. If less than a majority of the outstanding shares entitled to vote are represented at the Annual Meeting, a majority of the shares so represented may adjourn the Annual Meeting to another date, time or place, and notice need not be given of the new date, time or place if the new date, time or place is announced at the meeting before an adjournment is taken. A plurality of the votes cast is required for the election of directors. A majority of our outstanding voting securities as defined under the Investment Company Act of 1940, or the 1940 Act, is required for the removal of certain fundamental policies. A majority of our outstanding voting securities means the lesser of (i) 67% of the shares represented at a meeting at which more than 50% of the outstanding shares are represented or (ii) more than 50% of the outstanding shares. A majority of the votes cast is required for all other matters. Abstentions and broker non-votes will be considered as present for quorum purposes but will not be counted as votes cast. Abstentions and broker non-votes will have no effect on the election of directors and the ratification of our registered public accounting firm. Abstentions and broker non-votes will have the effect of a vote “AGAINST” the removal of certain fundamental policies.

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND

THE ANNUAL MEETING

Q:	WHY AM I RECEIVING THESE MATERIALS?

A:	Our Board of Directors is providing these proxy materials for you in connection with the Annual Meeting, which will take place on June 1, 2007. As a shareholder, you are invited to attend the Annual Meeting and are entitled to and requested to vote on the proposals described in this proxy statement.

Q:	WHAT INFORMATION IS CONTAINED IN THESE MATERIALS?

A:	The information included in this proxy statement relates to the proposals to be voted on at the Annual Meeting, the voting process, the compensation of directors and our most highly paid officers, and certain other required information. Our 2006 Annual Report, including our 2006 consolidated financial statements, is also enclosed.

Q:	WHAT WILL BE VOTED ON AT THE MEETING?

A:	There are three matters scheduled to be voted on at the Annual Meeting:

•	The election of three directors to serve until the 2010 Annual Meeting of Shareholders;

•	The ratification of Weiser LLP as our independent registered public accounting firm for the year ending December 31, 2007; and

•	The removal of certain fundamental policies.

Q:	WHAT IS OUR VOTING RECOMMENDATION?

A:	Our Board of Directors recommends that you vote your shares “FOR” the matters listed above.

Q:	WHAT SHARES CAN I VOTE?

A:	All shares owned by you as of the close of business on April 16, 2007, the record date, may be voted by you. These shares include (1) shares held directly in your name as the shareholder of record, including shares purchased through our Dividend Reinvestment Plan, and (2) shares held for you as the beneficial owner through a stockbroker or bank or shares purchased through our 401(k) Investment Plan.

Q:	WHAT IS THE DIFFERENCE BETWEEN HOLDING SHARES AS A SHAREHOLDER OF RECORD AND AS A BENEFICIAL OWNER?

A:	Most of our shareholders hold their shares through a stockbroker, bank or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

SHAREHOLDER OF RECORD

If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, you are considered, with respect to those shares, the shareholder of record, and these proxy materials are being sent directly to you by us. As the shareholder of record, you have the right to grant your voting proxy directly to us or to vote in person at the meeting. We have enclosed a proxy for you to use.

BENEFICIAL OWNER

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you by your broker or nominee which is considered, with respect to those shares, the shareholder of record. As the beneficial owner, you have the right to direct your broker how to vote and are also invited to attend the meeting. However, since you are not the shareholder of record, you may not vote these shares in person at the meeting unless you obtain a signed proxy from the record holder giving you the right to vote the shares. Your broker or nominee has enclosed or provided a voting instruction card for you to use in directing the broker or nominee how to vote your shares.

Q:	HOW CAN I VOTE MY SHARES IN PERSON AT THE MEETING?

A:	Shares held directly in your name as the shareholder of record may be voted in person at the Annual Meeting. If you choose to do so, please bring the enclosed proxy card or proof of identification.

EVEN IF YOU CURRENTLY PLAN TO ATTEND THE ANNUAL MEETING, WE RECOMMEND THAT YOU ALSO SUBMIT YOUR PROXY AS DESCRIBED BELOW SO THAT YOUR VOTE WILL BE COUNTED IF YOU LATER DECIDE NOT TO ATTEND THE ANNUAL MEETING. SHARES HELD IN STREET NAME MAY BE VOTED IN PERSON BY YOU ONLY IF YOU OBTAIN A SIGNED PROXY FROM THE RECORD HOLDER GIVING YOU THE RIGHT TO VOTE THE SHARES.

Q:	HOW CAN I VOTE MY SHARES WITHOUT ATTENDING THE MEETING?

A:	Whether you hold shares directly as the shareholder of record or beneficially in street name, you may direct your vote without attending the meeting. You may vote by granting a proxy or, for shares held in street name, by submitting voting instructions to your broker or nominee. Please refer to the summary instructions below and those included on your proxy card or, for shares held in street name, the voting instruction card included by your broker or nominee.

You may do this by signing your proxy card or, for shares held in street name, the voting instruction card included by your broker or nominee and mailing it in the accompanying enclosed, pre-addressed envelope. If you provide specific voting instructions, your shares will be voted as you instruct. If you sign but do not provide instructions, your shares will be voted as described below in “HOW ARE VOTES COUNTED?”.

Q:	CAN I CHANGE MY VOTE?

A:	You may change your proxy instructions at any time prior to the vote at the Annual Meeting. For shares held directly in your name, you may accomplish this by granting a new proxy bearing a later date (which automatically revokes the earlier proxy), by delivery of a written revocation to American Stock Transfer & Trust Company, 59 Maiden Lane, Plaza Level, New York, New York 10038 or by attending the Annual Meeting and voting in person. Attendance at the meeting will not cause your previously granted proxy to be revoked unless you specifically so request. For shares held beneficially by you, you may accomplish this by submitting new voting instructions to your broker or nominee.

Q:	HOW ARE VOTES COUNTED?

A:	In the election of directors, you may vote “FOR” all of the nominees or your vote may be “WITHHELD” with respect to one or more of the nominees. If you sign your proxy card or broker voting instruction card with no further instructions, your shares will be voted in accordance with the recommendations of the Board of Directors. The election of our directors requires a plurality of the votes cast, so abstentions and broker non-votes will not be counted in determining which nominees received the largest number of votes cast. This means the nominees for election to the Board of Directors at the Annual Meeting who receives the largest number of properly cast “FOR” votes will be elected as directors.

A majority of our outstanding voting securities as defined under the 1940 Act is required for the removal of certain fundamental policies. A majority of our outstanding voting securities means the lesser of (i) 67% of the shares represented at a meeting at which more than 50% of the outstanding shares are represented or (ii) more than 50% of the outstanding shares, or 1940 Act Majority Vote. Abstentions and broker non-votes will have the effect of a vote “AGAINST” the removal of certain fundamental policies.

The approval of all other proposals require the affirmative vote of a majority of the votes cast. Abstentions and broker non-votes will have no effect on the results of the votes on such proposals.

Q:	WHAT IS THE QUORUM REQUIREMENT FOR THE ANNUAL MEETING?

A:	The quorum requirement for holding the meeting and transacting business is a majority of the outstanding shares present in person or represented by proxy and entitled to be voted. Both abstentions and broker non-votes are counted as present for the purpose of determining the presence of a quorum.

Generally, broker non-votes occur when shares held by a broker for a beneficial owner are not voted with respect to a particular proposal because (1) the broker has not received voting instructions from the beneficial owner, and (2) the broker lacks discretionary voting power to vote such shares.

Q:	WHAT IS THE VOTING REQUIREMENT TO APPROVE THE PROPOSALS?

A:	Approval of the director nominees require a plurality of the votes cast at the Annual Meeting, in person or by proxy. A 1940 Act Majority Vote of our outstanding voting securities, as such term is defined in “HOW ARE VOTES COUNTED?” above, is required for the removal of certain fundamental policies. Approval of all other matters requires the affirmative vote of the holders of a majority of the votes cast at the Annual Meeting, in person or by proxy.

If you are a beneficial owner and do not provide the shareholder of record with voting instructions, your shares may constitute broker non-votes, as described in “WHAT IS THE QUORUM REQUIREMENT FOR THE ANNUAL MEETING?” above.

Q:	WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE PROXY OR VOTING INSTRUCTION CARD?

A:	It means your shares are registered differently or are in more than one account. Please provide voting instructions for all proxy and voting instruction cards you receive.

Q:	WHERE CAN I FIND THE VOTING RESULTS OF THE MEETING?

A:	We will announce preliminary voting results at the Annual Meeting and publish final results in our quarterly report on Form 10-Q for the second quarter of fiscal year 2007.

Q:	WHAT HAPPENS IF ADDITIONAL PROPOSALS ARE PRESENTED AT THE ANNUAL MEETING?

A:	Other than the proposals described in this proxy statement, we do not expect any matters to be presented for a vote at the Annual Meeting. If you grant a proxy, the persons named as proxy holders will have the discretion to vote your shares on any additional matters properly presented for a vote at the meeting. If for any unforeseen reason any of our nominees is not available as a candidate for director, the persons named as proxy holders will vote your proxy for such other candidate or candidates as may be nominated by the Board of Directors.

Q:	WHAT CLASSES OF SHARES ARE ENTITLED TO BE VOTED?

A:	Each share of our Common Stock outstanding as of the close of business on April 16, 2007, the record date, is entitled to vote on all items being voted upon at the annual meeting. On the record date, we had approximately 17,458,416 shares of Common Stock issued and outstanding.

Q:	WHO WILL COUNT THE VOTES?

A:	A representative of American Stock Transfer & Trust Company, our transfer agent, will tabulate the votes and act as the inspector of election.

Q:	IS MY VOTE CONFIDENTIAL?

A:	Proxy instructions, ballots and voting tabulations that identify individual shareholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within us or to third parties except (1) as necessary to meet applicable legal requirements, (2) to allow for the tabulation of votes and certification of the vote, or (3) to facilitate a successful proxy solicitation by our Board of Directors. Occasionally, shareholders provide written comments on their proxy card, which are then forwarded to our management.

Q:	WHO WILL BEAR THE COST OF SOLICITING VOTES FOR THE MEETING?

A:	We will pay the entire cost of the proxy preparation and solicitation, including reimbursing brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to shareholders. We have retained The Altman Group, Inc. to act as a proxy solicitor for a fee of approximately $7,500, plus reimbursement of out-of-pocket expenses. We are soliciting proxies primarily by mail. In addition, our directors, officers and regular employees as well as our proxy solicitor may solicit proxies in person, by telephone or by electronic communication. Our directors, officers and regular employees will not receive any additional compensation for such solicitation activities.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information, as of April 16, 2007, regarding the ownership of our Common Stock by (i) the persons known by us to own more than five percent of the outstanding shares, (ii) all of our directors and nominees, (iii) each of our executive officers named in the Summary Compensation Table, and (iv) all of our directors and executive officers as a group. The number of shares beneficially owned by each director or executive officer is determined under rules of the Securities and Exchange Commission, or the Commission, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has the sole or shared voting power or investment power and also any shares which the individual has the right to acquire within 60 days of April 16, 2007 through the exercise of any stock option or other right. Unless otherwise indicated, each person has sole investment and voting power (or shares such power with his or her spouse) with respect to the shares set forth in the following table. The inclusion herein of any shares deemed beneficially owned does not constitute an admission of beneficial ownership of such shares.

Name and Address	Shares of Common Stock Beneficially Owned	Percentage of Common Stock Beneficially Owned(1)
Alvin Murstein(2) Chairman, Chief Executive Officer, and Director c/o Medallion Financial Corp. 437 Madison Avenue, 38th Floor New York, NY 10022	1,616,067	9.26%

Andrew M. Murstein(3) President and Director c/o Medallion Financial Corp. 437 Madison Avenue, 38th Floor New York, NY 10022	1,621,667	9.29%

Larry D. Hall(4) Senior Vice President and Chief Financial Officer c/o Medallion Financial Corp. 437 Madison Avenue, 38th Floor New York, NY 10022	76,781	*

Michael J. Kowalsky(5) Executive Vice President c/o Medallion Financial Corp. 437 Madison Avenue, 38th Floor New York, NY 10022	47,918	*

Brian S. O’Leary(6) Chief Operating Officer and Chief Credit Officer c/o Medallion Financial Corp. 437 Madison Avenue, 38th Floor New York, NY 10022	52,736	*

Henry L. Aaron(7) Director c/o Medallion Financial Corp. 437 Madison Avenue, 38th Floor New York, NY 10022	4,333	*

Mario M. Cuomo(8) Director c/o Medallion Financial Corp. 437 Madison Avenue, 38th Floor New York, NY 10022	6,000	*

Name and Address	Shares of Common Stock Beneficially Owned	Percentage of Common Stock Beneficially Owned(1)

Henry D. Jackson(9) Director c/o Medallion Financial Corp. 437 Madison Avenue, 38th Floor New York, NY 10022	10,500	*

Stanley Kreitman(10) Director c/o Medallion Financial Corp. 437 Madison Avenue, 38th Floor New York, NY 10022	10,000	*

Frederick A. Menowitz(11) Director c/o Medallion Financial Corp. 437 Madison Avenue, 38th Floor New York, NY 10022	12,500	*

David L. Rudnick(12) Director c/o Medallion Financial Corp. 437 Madison Avenue, 38th Floor New York, NY 10022	19,424	*

Lowell P. Weicker, Jr.(13) Director c/o Medallion Financial Corp. 437 Madison Avenue, 38th Floor New York, NY 10022	10,750	*

All executive officers and directors as a group (14 persons)(14)	3,538,973	20.27%

Dimensional Fund Advisors LP(15) 1299 Ocean Avenue, 11th Floor Santa Monica, CA 90401	1,468,022	8.41%

River Road Asset Management, LLC(16) 462 South 4th Street, Suite 1600 Louisville, KY 40202	1,363,394	7.81%

*	Less than 1.0%
(1)	Applicable percentage of ownership is based on 17,458,416 shares of common stock outstanding as of April 16, 2007 together with the exercisable options for such shareholder or group of shareholders, as applicable. In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, shares subject to options are not deemed outstanding for purposes of computing the percentage ownership of any other person.
(2)	Includes 1,240,000 shares of common stock owned by the Alvin Murstein Second Family Trust of which Alvin Murstein is a trustee and beneficiary, 104,400 shares of common stock owned by Alvin Murstein directly, 5,000 shares of common stock owned by Alvin Murstein’s spouse and 266,667 shares of common stock issuable upon the exercise of options. Does not include 8,333 shares of common stock issuable upon the exercise of options not exercisable within 60 days of April 16, 2007.
(3)	Includes 1,250,000 shares owned by the Andrew Murstein Family Trust, of which Andrew Murstein is a trustee and beneficiary, 8,000 shares held by Andrew M. Murstein directly and 363,667 shares of common stock issuable upon the exercise of options. Does not include 8,333 shares of common stock issuable upon the exercise of options not exercisable within 60 days of April 16, 2007.
(4)	Includes 16,500 shares of common stock owned by Larry D. Hall directly and 60,281 shares of common stock issuable upon the exercise of options.
(5)	Includes 1,800 shares of common stock owned by Michael J. Kowalsky directly, 1,218 shares of common stock held by Fidelity Investments in an Individual Retirement Account for the benefit of Michael J. Kowalsky and 44,900 shares of common stock issuable upon the exercise of options.

(6)	Includes 2,735 shares of common stock held by Charles Schwab & Co., Inc. in an Individual Retirement Account for the benefit of Brian S. O’Leary and 50,001 shares issuable upon the exercise of options.
(7)	Consists of 4,333 shares of common stock issuable upon the exercise of options. Does not include 6,667 shares of common stock issuable upon the exercise of options not exercisable within 60 days of April 16, 2007.
(8)	Consists of 6,000 shares of common stock issuable upon the exercise of options. Does not include 3,000 shares of common stock issuable upon the exercise of options not exercisable within 60 days of April 16, 2007.
(9)	Consists of 10,500 shares of common stock issuable upon the exercise of options. Does not include 6,000 shares of common stock issuable upon the exercise of options not exercisable within 60 days of April 16, 2007.
(10)	Includes 1,000 shares of common stock owned by Stanley Kreitman directly and 9,000 shares of common stock issuable upon the exercise of options.
(11)	Includes 4,000 shares of common stock owned by the Harold & Sophie Menowitz Foundation, Inc. of which Frederick A. Menowitz has shared voting and investment power and 8,500 shares of common stock issuable upon the exercise of options.
(12)	Includes 10,424 shares of common stock owned by David L. Rudnick directly and 9,000 shares of common stock issuable upon the exercise of options.
(13)	Includes 1,000 shares of common stock owned by Lowell P. Weicker, Jr. directly and 9,750 shares of common stock issuable upon the exercise of options. Does not include 3,000 shares of common stock issuable upon the exercise of options not exercisable within 60 days of April 16, 2007.
(14)	Consists of 888,832 shares of common stock issuable upon the exercise of options. Does not include 42,000 shares of common stock issuable upon the exercise of options not exercisable within 60 days of April 16, 2007.
(15)	Based upon a Schedule 13G dated February 1, 2007, filed with the Commission by Dimensional Fund Advisors LP, or Dimensional. In the Schedule 13G, Dimensional reported that it has sole voting power with respect to 1,468,022 shares and sole dispositive power with respect to 1,468,022 shares. Dimensional reports that all securities reported in the Schedule 13G are owned by advisory clients of Dimensional. Dimensional disclaims beneficial ownership of such securities.
(16)	Based upon a Schedule 13G dated February 2, 2007, filed with the Commission by River Road Asset Management, LLC, or River Road. In the Schedule 13G, River Road reported that it has sole voting power with respect to 904,421 shares and sole dispositive power with respect to 1,363,394 shares. River Road reports that it is an investment advisor.

PROPOSAL NO. 1

ELECTION OF CLASS II DIRECTORS

Our Restated Certificate of Incorporation provides that the Board of Directors is divided into three classes (Class I, Class II and Class III) serving staggered terms of three years. The number of directors is fixed at nine. Elections for Class II directors will be held at the Annual Meeting on June 1, 2007. Class III directors were last elected at the annual meeting of shareholders held on June 17, 2005 and will stand for election in 2008. Class I directors were last elected at the annual meeting of shareholders held on June 16, 2006 and will stand for election in 2009.

The Board of Directors has nominated Mario M. Cuomo, Andrew M. Murstein, and Lowell P. Weicker, Jr. for election as Class II directors for a three-year term until the annual meeting of shareholders in 2010. Messrs. Cuomo, Murstein, and Weicker each presently serves as a director and each has consented to being named in this proxy statement and to serve if elected. THE PERSONS NAMED IN THE ENCLOSED PROXY CARD, ALVIN MURSTEIN AND MARIE RUSSO, WILL VOTE TO ELECT MESSRS. CUOMO, MURSTEIN AND WEICKER AS OUR DIRECTORS UNLESS AUTHORITY TO VOTE FOR THE ELECTION OF ANY OR ALL OF THE NOMINEES IS WITHHELD BY MARKING THE PROXY CARD TO THAT EFFECT. If for any reason any nominee should become unavailable for election prior to the Annual Meeting, the person acting under the proxy may vote the proxy for the election of a substitute designated by the Board of Directors. It is not presently expected that any of the nominees will be unavailable.

Approval of the nominees requires a plurality of the votes cast at the Annual Meeting, in person or by proxy.

NOMINEES TO SERVE AS CLASS I DIRECTORS UNTIL

THE 2009 ANNUAL MEETING OF SHAREHOLDERS

Name	Age	Position	Term of Office
Mario M. Cuomo	74	Director	Director since 1996
Andrew M. Murstein	42	President and Director	Director since 1997
Lowell P. Weicker, Jr.	75	Director	Director since 2003

Independent Director

Lowell P. Weicker, Jr. has served as our director since February 2003. Mr. Weicker served as Governor of the State of Connecticut from 1991 to 1995. He served as a United States Senator representing the State of Connecticut from 1970 to 1988. Mr. Weicker also serves as a director of Compuware Corporation and World Wrestling Entertainment, Inc. He received a B.A. from Yale University and a L.L.B. from the University of Virginia School of Law.

Interested Directors

Mario M. Cuomo has served as our director since February 1996. Mr. Cuomo served as Governor of the State of New York from January 1983 through 1994. Mr. Cuomo has been of counsel in the law firm of Willkie Farr & Gallagher LLP since July 2002 and was a partner in Willkie Farr & Gallagher LLP from February 1995 through June 2002. Willkie Farr & Gallagher LLP serves as our counsel in connection with various legal matters. Mr. Cuomo received a B.A., summa cum laude, from St. John’s University and a J.D., magna cum laude, from St. John’s University School of Law.

Andrew M. Murstein has served as our President since its inception in 1995. Mr. Murstein has served as our director since October 1997. He also currently serves and has previously served as officer and director of some of our wholly owned subsidiaries. Mr. Murstein received a B.A. in economics, cum laude, from Tufts University and an M.B.A. in finance from New York University. Andrew Murstein is the son of Alvin Murstein and the son-in law of David Rudnick.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR MESSRS. CUOMO, MURSTEIN AND WEICKER AS OUR DIRECTORS.

PROPOSAL NO. 2

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

General

We are asking the shareholders to ratify the Audit Committee’s appointment of Weiser LLP, or Weiser, as our independent registered public accounting firm for the fiscal year ending December 31, 2007. In the event the shareholders fail to ratify the appointment, the Audit Committee will reconsider this appointment. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in our and our shareholders’ best interests.

Weiser has audited our consolidated financial statements annually since our 2005 fiscal year. Representatives of Weiser are expected to be present at the meeting and will have the opportunity to make a statement if they desire to do so. It is also expected that those representatives will be available to respond to appropriate questions.

Prior Accountant

Eisner LLP

Eisner LLP, or Eisner, served as our independent registered public accountants for the fiscal year ended December 31, 2004. In April and early May of 2005, we made contact with potential candidates to replace Eisner as our independent registered public accountants. Management held several meetings with such firms, and also received a bid offer. Eisner later resigned. On July 25, 2005, we engaged Weiser as the independent registered public accountants to audit our financial statements. Prior to formally engaging Weiser, the Audit Committee of our Board of Directors approved such action at a meeting held on July 13, 2005.

During the fiscal year ended December 31, 2004, and the subsequent interim period from January 2005 to July 2005, there were no disagreements with Eisner on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of Eisner, would have caused it to make reference to the subject of the disagreement in connection with Eisner’s reports on our financial statements for such years and there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

Reports of Weiser LLP

The reports of Weiser on our financial statements for the fiscal years ended December 31, 2006 and December 31, 2005, respectively, did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles, except for (i) the adoption of the provisions of Statement of Financial Accounting Standards No. 123 (revised 2004), “Share-Based Payment” where we applied the modified prospective method at the beginning of the year ended December 31, 2006, (ii) we determined not to consolidate the accounts of a previously consolidated subsidiary, Medallion Bank, during the year ended December 31, 2006 and had recast the Consolidated Financial Statements and Schedule of Investments for the year ended December 31, 2005 for a change in reporting entity and (iii) that Weiser expressed an adverse opinion on the effectiveness of our internal control over financial reporting as of December 31, 2006 because of a material weakness arising from the inadequate documentation and oversight of the monitoring of certain of the loans and/or investments included in the portfolio of one of our subsidiaries, Medallion Capital, Inc.

Principal Accountant Fees and Services

The following is a summary of the fees billed to us by Weiser, Eisner and PricewaterhouseCoopers1, or PwC, for professional services rendered for the fiscal years ended December 31, 2006 and December 31, 2005:

Fee Category	Auditor	Fiscal 2006 Fees	Fiscal 2005 Fees
Audit Fees	Weiser	$560,118.00	$415,000.00
	Eisner	$75,000.00	$32,000.00
	PwC	—	$5,500.00
Audit-Related Fees		—	—
Tax Fees	Weiser	$69,290.00	$70,000.00
All Other Fees	Weiser	$93,627.00	$7,500.00
	Eisner	$30,000.00	—
	PwC	$9,000.00	—

Total Fees		$837,035.00	$530,000.00

(1)	PwC served as our independent registered public accountant for the fiscal year ended December 31, 2003.

Audit Fees.    Consists of fees billed for professional services rendered for the integrated audit of our consolidated financial statements and of its internal control over financial reporting and review of the interim consolidated financial statements included in quarterly reports. Also consists of fees billed for services that are normally provided by the independent registered public accountants in connection with statutory and regulatory filings or engagements. Audit fees for Eisner consist of fees billed for the reissuance of its opinion relating to fiscal year ended December 31, 2004.

Audit-Related Fees.    There were no fees billed to us by Weiser, Eisner and PwC for the fiscal years ended December 31, 2006 and December 31, 2005 for assurance and related services reasonably related to the performance of the audit or review of our consolidated financial statements.

Tax Fees.    Consists of fees billed for professional services for tax compliance, tax advice and tax planning. These services include assistance regarding federal, state and international tax compliance, assistance with tax reporting requirements and audit compliance, value-added tax compliance, mergers and acquisitions tax compliance, and tax advice on federal and state tax matters.

All Other Fees.    Consists of fees for products and services other than the services reported above. These services include accounting consultations in connection with the Sarbanes-Oxley Act of 2002, review of the Registration Statements on Forms N-2 and S-8 and accounting advice in connection with proposed strategic transactions.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services to be provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent registered public accounting firm and management are required to report periodically to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case-by-case basis. The Audit Committee has granted the Chairman of the Audit Committee, Stanley Kreitman, the authority to pre-approve all audit and permissible non-audit services so long as such approval is ratified by the Audit Committee in a timely manner. One hundred percent of the tax fees and all other fees were approved by the Audit Committee.

AUDIT COMMITTEE REPORT

The information contained in this report shall not be deemed “soliciting material” or to be “filed” with the Securities and Exchange Commission or subject to Regulation 14A or 14C, nor shall such information be incorporated by reference into any future filings by the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates it by reference in such filing.

Audit Committees play a critical role in the financial reporting system by overseeing and monitoring management’s and the independent auditors’ participation in the financial reporting process. As such, we are providing this fiscal report to shareholders to help inform them of this process and the activities of the Audit Committee of Medallion Financial Corp., or the Company, in the past year. The Audit Committee of the Board of Directors is composed of three non-management directors selected by the Board of Directors. All current members meet the experience and independence requirements of NASDAQ and the Commission. In addition, the Board of Directors has determined that Stanley Kreitman is an “audit committee financial expert” as defined by both NASDAQ listing standards and Commission guidelines.

The Audit Committee of the Board of Directors of the Company serves as the representative of the Board of Directors for general oversight of the Company’s financial accounting and reporting process, system of internal control, audit process, and process for monitoring compliance with laws and regulations and the Company’s standards of business conduct. The Company’s management has primary responsibility for preparing the Company’s financial statements and the Company’s financial reporting process. The Company’s independent accountants, Weiser LLP, are responsible for expressing an opinion on the conformity of the Company’s audited financial statements to generally accepted accounting principles.

In this context, the Audit Committee hereby reports as follows:

1. The Audit Committee has reviewed and discussed the audited financial statements with the Company’s management, including a discussion of the quality and acceptability of the accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements. In addressing the quality of management’s accounting judgments, members of the Audit Committee asked for management’s representations that the audited consolidated financial statements of the Company have been prepared in conformity with generally accepted accounting principles.

2. The Audit Committee has discussed with the independent accountants and management the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU § 380).

3. The Audit Committee has received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and has discussed with the independent accountant the independent accountant’s independence.

4. Based on the review and discussion referred to in paragraphs (1) through (3) above, the Audit Committee recommended to the Board of Directors of the Company, and the Board of Directors has approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006, for filing with the Securities and Exchange Commission.

5. The Audit Committee has considered whether the provision of non-audit related services by the independent accountants is compatible with maintaining the accountant’s independence.

The undersigned members of the Audit Committee have submitted this report to the Board of Directors.

Stanley Kreitman, Chairman

Henry D. Jackson, Director

Lowell P. Weicker, Jr., Director

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS RATIFY THE APPOINTMENT OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

PROPOSAL NO. 3

REMOVAL OF CERTAIN FUNDAMENTAL POLICIES

We have historically maintained certain fundamental policies that may only be changed with shareholder approval. Our Board of Directors has reviewed such fundamental policies and has concluded that the policies are not required by law and are more restrictive than the law requires. The Board of Directors has further concluded that these fundamental policies unnecessarily limit our investment activities without a meaningful benefit to us or our shareholders and should be removed.

At the Annual Meeting, our shareholders will be asked to remove certain fundamental policies. The removal of such fundamental policies is expected to facilitate the management of our assets and to simplify the process of monitoring compliance with our other non-fundamental investment policies.

In addition, the removal of such fundamental policies is intended to provide us with flexibility to respond to changing markets, new investment opportunities and future changes in applicable law. Removal of these fundamental policies will provide the Board of Directors with broader discretion to determine our investment policies to the full extent permitted by the 1940 Act and other applicable law. It is possible and even likely that as the financial markets continue to evolve over time, the 1940 Act and other applicable law may be amended to address changed circumstances and new investment opportunities. It is also possible that the 1940 Act and other applicable law could change for other reasons. Removal of these fundamental policies will allow our Board of Directors to modify our investment objectives to take advantage of future changes in applicable law without seeking additional costly and time-consuming shareholder approvals.

We maintain investment objectives as well as fundamental policies, and note that the proposed elimination of certain fundamental policies will not affect our investment objectives, which will remain unchanged. The proposed eliminations of certain fundamental policies will not affect the manner in which our investment program is being conducted at this time, and we will continue to be managed in accordance with the policies and guidelines established by our Board of Directors. Our investment program and our investment objectives, policies and guidelines may change, however, in the future for various reasons.

On the basis set out above, our Board of Directors recommends that our shareholders vote to remove certain fundamental policies as discussed below. The descriptions in each section of such fundamental policies are general, and are qualified by reference to the actual text of the existing policies that appears in Exhibit I.

Shareholders will be asked to vote on the removal of each fundamental policy separately on the enclosed proxy card. No proposal to remove any fundamental policy is contingent upon the approval of any other such proposal. As a result, it may be the case that certain of our fundamental policies will be eliminated, and others will not. If any proposal to remove a fundamental policy is not approved, that fundamental policy will remain in effect.

To be approved, each proposal must receive a “1940 Act Majority Vote” of our outstanding voting securities, as such term is defined above in “HOW ARE VOTES COUNTED?”.

Proposal 3-A: Remove the fundamental policy relating to retaining status as a business development company under the 1940 Act and to prohibit the acquisition of assets if, after giving effect to such acquisition, the value of our “qualifying assets,” as described in Section 55(a) of the 1940 Act, would be an amount to less than 70% of the value of its total assets.

Section 58 of the 1940 Act requires shareholder approval prior to a change in the nature of a business development company’s business so as to cease to be or to withdraw its election as a business development company. In addition, Section 55 of the 1940 Act sets forth certain functions and activities of business development companies, including with respect to the acquisition of qualifying assets. We currently comply with the 1940 Act requirements set forth above. However, the 1940 Act does not require that the statutory provisions described above be fundamental policies.

Our existing policy is unnecessary as it simply restates requirements set out under the 1940 Act, as those requirements are in effect from time to time, and under previously issued exemptive orders of the Commission. Removing the existing policy will provide us with the flexibility to take advantage of future changes in applicable law without seeking additional costly and time consuming shareholder approvals. These changes could include interpretations or modifications of, or relating to, the 1940 Act from the Commission, as well as interpretations or modifications of other authorities having jurisdiction over us such as courts. From time to time, the Commission and others issue formal or informal views on various provisions of the 1940 Act and the related rules, including through no-action letters and exemptive orders. The removal of the fundamental policy will permit us to refer to these interpretations or modifications as they are given from time to time.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” PROPOSAL 3-A.

Proposal 3-B: Remove the fundamental policy relating to Medallion Funding Corp.’s and Medallion Capital, Inc.’s issuance of preferred stock and debentures from the Small Business Administration.

Our existing policy is unnecessary as it simply restates requirements set out under the laws, rules and regulations that are applicable to small business investment companies, as those requirements are in effect from time to time. Removing the existing policy will provide us with the flexibility to take advantage of future changes in applicable law without seeking additional costly and time consuming shareholder approvals. These changes could include interpretations or modifications of, or relating to, the laws, rules and regulations that are applicable to small business investment companies, as well as interpretations or modifications of other authorities having jurisdiction over us such as courts. From time to time, the Small Business Administration and others issue formal or informal views on various provisions of the laws, rules and regulations that are applicable to small business investment companies. The removal of the fundamental policy will permit us to refer to these interpretations or modifications as they are given from time to time. As to the factual statements set forth in the policy, the disclosure is no longer relevant to our business as presently conducted.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” PROPOSAL 3-B.

Proposal 3-C: Remove the fundamental policy relating to senior securities.

Section 61 of the 1940 Act limits the extent to which we may borrow money. Under Section 61, we are permitted to issue multiple classes of indebtedness and one class of stock senior to our common stock provided, among other things, our asset coverage, as defined in the 1940 Act, is at least equal to 200% immediately after each such issuance. In addition, while any senior securities remain outstanding, we must make provisions to prohibit any distribution to our shareholders or the repurchase of such securities or shares unless it meets the applicable asset coverage ratios at the time of the distribution or repurchase. We may also borrow amounts up to 5% of the value of our total assets for temporary or emergency purposes without regard to full asset coverage requirements. In addition to the 1940 Act, we are subject to two exemptive orders issued by the Commission that govern how we calculate our senior securities.

Our existing policy is unnecessary as it simply restates requirements set out under the 1940 Act, as those requirements are in effect from time to time, and under previously issued exemptive orders of the Commission. Removing the existing policy will provide us with the flexibility to take advantage of future changes in applicable law without seeking additional costly and time consuming shareholder approvals. These changes could include interpretations or modifications of, or relating to, the 1940 Act from the Commission, as well as interpretations or modifications of other authorities having jurisdiction over us such as courts. From time to time, the Commission and others issue formal or informal views on various provisions of the 1940 Act and the related rules, including through no-action letters and exemptive orders. The removal of the fundamental policy will permit us to refer to these interpretations or modifications as they are given from time to time.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” PROPOSAL 3-C.

Proposal 3-D: Remove the fundamental policy relating to certain investment activities.

This policy prohibits us from (i) underwriting securities issued by others, (ii) purchasing or selling real estate or real estate mortgage loans unless acquired as a result of ownership of securities or other instruments, (iii) engaging in short sales of securities, (iv) purchasing securities on margin, (v) writing or buying put or call options or (vi) engaging in the purchase or sale of commodities or commodity contracts, including futures contracts. Neither the 1940 Act nor other applicable law prohibits a business development company from engaging in such activities.

The removal of this fundamental policy will permit us to engage in the foregoing activities to the fullest extent permitted by the 1940 Act and other applicable law, as in effect from time to time. This will give us greater flexibility to respond to future investment opportunities subject, of course, to the investment objectives and guidelines applicable to us as established by our Board of Directors and as consistent with applicable law.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” PROPOSAL 3-D.

Proposal 3-E: Remove the fundamental policy relating to lending as it is not relevant to our business.

This policy sets forth certain loans we may make under applicable law. As the policy is not restrictive but merely a recitation of permissible activities, the policy is not relevant to our business as presently conducted.

The removal of this fundamental policy will permit us to engage in the foregoing activities to the fullest extent permitted by the 1940 Act and other applicable law, as in effect from time to time. This will give us greater flexibility to respond to future investment opportunities subject, of course, to the investment objectives and guidelines applicable to us as established by our Board of Directors and as consistent with applicable law.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” PROPOSAL 3-E.

Proposal 3-F: Remove the fundamental policy relating to maximum investments in any single issuer.

In order to maintain our tax status as a non-taxable entity, we are required to comply with SubChapter M of the Internal Revenue Code, which requires certain diversification tests that limit investments in a single issuer or a small number of issuers. We currently comply with such the Internal Revenue Code requirements. The 1940 Act, however, does not require that investment policies on diversification or concentration be fundamental policies for a business development company.

Our existing policy is unnecessary as it simply restates requirements set out under SubChapter M, as those requirements are in effect from time to time. Removing the existing policy will provide us with the flexibility to take advantage of future changes in applicable law without seeking additional costly and time consuming shareholder approvals. These changes could include interpretations or modifications of, or relating to, the Internal Revenue Code from the Internal Revenue Service, as well as interpretations or modifications of other authorities having jurisdiction over us such as courts. From time to time, the Internal Revenue Service and others, issue formal or informal views on various provisions of the Internal Revenue Code and the related rules, including through revenue rulings. The removal of the fundamental policy will permit us to refer to these interpretations or modifications as they are given from time to time.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” PROPOSAL 3-F.

Proposal 3-G: Remove the fundamental policy relating to minimum concentrations in the taxicab industry and maximum concentrations in any other single industry.

The Commission has taken the position that investment of 25% or more of a fund’s total assets in one or more issuers conducting their principal activities in the same industry constitutes “concentration.” In addition, in order to comply with SubChapter M, we are subject to certain diversification tests under the Internal Revenue Code that limit investments in a single issuer or a small number of issuers. We currently comply with the 1940 Act and the Internal Revenue Code requirements. The 1940 Act, however, does not require that investment policies on diversification or concentration be fundamental policies for a business development company. Our policies are unnecessary as they are duplicative of applicable law, as those requirements are in effect from time to time.

Our existing policy unnecessarily limits our investment activities as it is more restrictive than the position of the Commission or any other applicable regulatory agency or law. Eliminating this fundamental policy will provide us with greater investment flexibility consistent with applicable law.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” PROPOSAL 3-G.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS APPROVE THE REMOVAL OF CERTAIN FUNDAMENTAL POLICIES.

CORPORATE GOVERANCE

Organization of the Board of Directors

The Board of Directors is responsible for our management and direction and for establishing broad corporate policies. As further described below, the Board of Directors held regularly scheduled meetings during the year ended December 31, 2006. The Board of Directors is comprised of nine total members, a majority of whom (six) are not “interested persons” under the 1940 Act. The Board of Directors held four formal meetings and two special meetings during the year ended December 31, 2006. Each director attended at least 75% of the meetings of the Board of Directors and all committees of the Board of Directors on which he served. Our directors are strongly encouraged to attend the annual meeting of shareholders. Two of our directors attended last year’s annual meeting.

Board Committees

We have three standing committees: the Audit Committee, the Compensation Committee and the Nominating and Governance Committee. Each of these committees has a written charter approved by the Board of Directors. A copy of each charter can be found in the “For Investors” section of our website at www.medallion.com.

Audit Committee

The Audit Committee reviews the results and scope of the audit and other services provided by our independent public accountants. The Audit Committee met six times during the year ended December 31, 2006 to review (i) the effectiveness of the public accountants during the audit for the year ended December 31, 2006, (ii) the adequacy of the 2006 financial statement disclosures for the year ended December 31, 2006, (iii) our internal control policies and procedures, and (iv) the selection of our independent public accountants. The members of the Audit Committee are Messrs. Kreitman, Jackson, and Weicker. Each Audit Committee member meets the independence requirements of NASDAQ and the Commission. See “Audit Committee Report.”

Compensation Committee

The Compensation Committee makes recommendations concerning compensation of our directors and executive officers including (i) all incentive or stock option plans or arrangements established by us for officers and employees, including the grant of stock options to employees, (ii) adoption and amendment of all employee stock option and other employee benefit, plans and arrangements and (iii) the engagement of, terms of any employment agreements and arrangements with, and termination of, all of our officers. The Compensation Committee reviews management’s recommendations and advises management and the Board of Directors on broad compensation policies such as salary ranges, annual incentive bonuses, long-term incentive plans, including equity-based compensation programs, and other benefit and perquisite programs. The Compensation Committee may, in its discretion, delegate all or a portion of its duties and responsibilities to a subcommittee of the Compensation Committee. The Compensation Committee has the resources and authority to discharge its duties and responsibilities, including the authority to retain counsel and other experts or consultants. The Compensation Committee has sole authority to select and retain a compensation consultant, to terminate any consultant retained by the Compensation Committee, and to approve the fees and other retention terms of any consultant. Each Compensation Committee member meets the independence requirements of the NASDAQ and the Commission. The Board of Directors did not reject any recommendations of the Compensation Committee during the year ended December 31, 2006. The members of the Compensation Committee are Messrs. Jackson, Kreitman, and Menowitz. The Compensation Committee met once during the year ended December 31, 2006 and made recommendations concerning compensation, stock options and other employment matters. See “Compensation Committee Report.”

Nominating and Governance Committee

The Nominating and Governance Committee identifies individuals qualified to become members of the Board of Directors and recommends individuals to the Board of Directors for nomination as members of the Board of Directors and its committees. The Nominating and Governance Committee is also charged with overseeing the evaluation of the Board of Directors and reviewing our board governance principles and advising the Board of Directors on such board governance. The members of the Nominating and Governance Committee are Messrs. Rudnick, Kreitman, and Weicker. Each Nominating and Governance Committee member meets the independence requirements of the NASDAQ and the Commission. The Nominating and Governance Committee met once during the year ended December 31, 2006.

Nominees for the Board of Directors should be committed to enhancing long-term shareholder value and must possess a high level of personal and professional ethics, sound business judgment and integrity. The Board of Directors’ policy is to encourage the selection of directors who will contribute to our overall corporate goals: responsibility to shareholders, finance leadership, effective execution, high customer satisfaction and superior employee working environment. In nominating a candidate for election to the Board of Directors, the Nominating and Governance Committee may take into consideration such factors as it deems appropriate. These factors may include judgment, skill, diversity, experience with businesses and other organizations comparable to us, the interplay of the candidate’s experience with the experiences of other board members, and the extent to which the candidate would be a desirable addition to the Board of Directors and any committees. In evaluating potential candidates for the Board of Directors, the Nominating and Governance Committee considers these factors in the light of the specific needs of the Board of Directors at that time.

In recommending candidates for election to the Board of Directors, the Nominating and Governance Committee considers nominees recommended by directors, officers, employees, shareholders and others, using the same criteria to evaluate all candidates. The Nominating and Governance Committee reviews each candidate’s qualifications, including whether a candidate possesses any of the specific qualities and skills desirable in certain members of the Board of Directors. Evaluation of candidates generally involve a review of background materials, internal discussions and interviews with selected candidates as appropriate. Upon selection of a qualified candidate, the Nominating and Governance Committee would recommend the candidate for consideration by the full Board of Directors. The Nominating and Governance Committee may engage consultants or third-party search firms to assist in identifying and evaluating potential nominees. To recommend a prospective nominee for the Nominating and Governance Committee’s consideration, submit the candidate’s name and qualifications to our Secretary in writing to the following address: Medallion Financial Corp., Attn: Secretary, 437 Madison Avenue, 38th Floor, New York, New York 10022, with a copy to Medallion Financial Corp, Attn: General Counsel at the same address. When submitting candidates for nomination to be elected at the annual meeting of shareholders, shareholders must also follow the notice procedures and provide the information required by our bylaws.

In particular, for the Nominating and Governance Committee to consider a candidate or candidates recommended by a shareholder for nomination at the 2008 Annual Meeting of Shareholders, written notice of such shareholder’s intent to make such nomination or nominations must be given, either by personal delivery or by United States mail, postage prepaid, to our Secretary not later than 120 days in advance of the date of our notice of annual meeting released to shareholders in connection with the previous year’s annual meeting of shareholders, except that if no annual meeting was held in the previous year or the date of the annual meeting has been changed by more than 30 days from the date contemplated at the time of the previous year’s notice of annual meeting of shareholders, then, in that event only, a shareholder’s notice must be delivered to and received at our principal executive offices at least 30 days before the notice of the date of the annual meeting is mailed to shareholders in the current year. The notice must include the information specified in our bylaws, including the following:

•	the name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated;

•

a representation that the shareholder is a holder of record of our stock entitled to vote at such meeting and intends to appear in person or by proxy at the meeting the person or persons specified above;

•

a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder;

•

such other information regarding each nominee proposed by such shareholders as would be required to be included in our proxy statement filed pursuant to the proxy rules of the Commission had the nominee been nominated, or intended to be nominated, by the Board of Directors; and

•	the consent of each nominee to serve as our director if so elected.

Code of Ethics

As part of our compliance with the 1940 Act, we have in place a code of ethics policy for our directors, officers and employees. These persons must act ethically at all times and in accordance with the guidelines comprising our Code of Ethical Conduct and Insider Trading Policy (codified as a written policy and adopted by the Board of Directors on October 4, 2004 and amended on August 1, 2006) to establish standards and procedures for the prevention and detection of activities which signal a conflict of interest or an abuse of fiduciary duty. To further promote ethical and responsible decision-making, the Board of Directors also adopted a Code of Ethical Conduct for Senior Financial Officers. Our Code of Ethical Conduct and Insider Trading Policy and Code of Ethical Conduct for Senior Financial Officers can be can be found in the “For Investors” section of our website at www.medallion.com. The Board of Directors expects our directors, as well as our officers and employees, to act ethically at all times and to acknowledge their adherence to the policies comprising our Code of Ethics, which include, among other things, rules prohibiting loans or other extensions of credit, securities transactions during “blackout” periods, acceptance of gifts, and certain interested transactions. In addition, the Board of Directors has established a policy for reporting employee concerns to the Audit Committee of the Board of Directors. Anyone with a concern about our accounting, internal accounting controls, or auditing matters may confidentially report such concern by telephone to a special dedicated toll-free phone number. This policy was previously announced to all of our employees and the telephone number is published in our common-area workplaces. All such communications are confidential and shall be promptly reviewed by the Audit Committee.

Shareholder Communications with the Board of Directors

Shareholders may communicate with our Board of Directors through our Secretary by writing to the following address: Board of Directors, c/o Secretary, Medallion Financial Corp., 437 Madison Avenue, 38th Floor, New York, New York 10022. Our Secretary will forward all correspondence to the Board of Directors, except for junk mail, mass mailings, loan complaints or inquiries, job inquiries, surveys, business solicitations or advertisements, or patently offensive or otherwise inappropriate material. Our Secretary may forward certain correspondence, such as loan-related inquiries, elsewhere within us for review and possible response.

OUR DIRECTORS AND EXECUTIVE OFFICERS

The table below sets forth the name, ages and titles of the persons who were our directors and executive officers as of April 16, 2007:

Name	Age	Position(s) Held
Independent Directors
Henry L. Aaron(1)	73	Director
Henry D. Jackson(1)	42	Director
Stanley Kreitman(2)	75	Director
Frederick A. Menowitz(2)	70	Director
David L. Rudnick(2)	66	Director
Lowell P. Weicker, Jr.	75	Director

Interested Directors
Mario M. Cuomo(3)	74	Director
Alvin Murstein(1)(3)	72	Chairman, Chief Executive Officer, and Director
Andrew M. Murstein(3)	42	President and Director

Executive Officers Who Are Not Directors
Larry D. Hall(3)	53	Senior Vice President and Chief Financial Officer
Michael J. Kowalsky(3)	61	Executive Vice President
Brian S. O’Leary(3)	61	Executive Vice President and Chief Operating Officer
Marie Russo(3)	82	Senior Vice President and Secretary
Jeffrey Yin(3)	33	Chief Compliance Officer and General Counsel

(1)	Indicates a Class III director whose term expires at the 2008 Annual Meeting of Shareholders.
(2)	Indicates a Class I director whose term expires at the 2009 Annual Meeting of Shareholders.
(3)	Indicates an “interested person” as defined in Section 2(a)(19) of the 1940 Act.

The address for each director is c/o Medallion Financial Corp., 437 Madison Avenue, 38th Floor, New York, New York 10022.

The address for the executive officers is our principal offices, located at 437 Madison Avenue, 38th Floor, New York, New York 10022.

Independent Directors Not Standing for Election

Henry L. Aaron has served as our director since November 2004. Mr. Aaron served as a director of Turner Broadcasting System, Inc. from 1980 until its acquisition by Time Warner, Inc. in 1996. Mr. Aaron is currently Senior Vice President of Atlanta National League Baseball Club, Inc. He is currently President of Hank Aaron Automotive Group. Mr. Aaron sits on the board of directors of Retail Ventures, Atlanta Technical Institute, the Atlanta Falcons, and the Atlanta Braves. He is a member of the Board of Governors for Boys and Girls Clubs of America. Mr. Aaron is a recipient of the Presidential Medal of Freedom, the nation’s highest civilian award, awarded by President George W. Bush.

Henry D. Jackson has served as our director since November 2002. Mr. Jackson is Managing Partner and Chief Executive of Merchant Equity Partners LLP, a private investment fund headquartered in London, England and focused on special situations in the European retail industry. Prior to establishing Merchant Equity, he spent 20 years as an investment banker to the retail sector in Europe and the United States and was a Managing Director of Deutsche Bank and Credit Suisse First Boston. Mr. Jackson received a B.Sc., with honors, from the Wharton School, a B.A., with honors, from the University of Pennsylvania, and was elected to Phi Beta Kappa.

Stanley Kreitman has served as our director since February 1996. Since 1993, Mr. Kreitman has served as Chairman of Manhattan Associates, an investment banking company. Mr. Kreitman served as a director of

Tri-Magna from 1991 until May 1996. Mr. Kreitman served as President of the United States Banknote Corporation, a securities printing company, from 1975 until his retirement in 1994. Mr. Kreitman serves as a member of the board of directors of CCA Industries, Geneva Mortgage Corp., KSW Corp., and Capital Lease Funding, all publicly-traded companies. He also serves as chairman of the New York Board of Corrections. Mr. Kreitman received an A.B. from New York University and an M.B.A. from New York University Graduate School of Business.

Frederick A. Menowitz has served as our director since May 2003. Mr. Menowitz is currently an independent real estate investor. Mr. Menowitz received a B.A. from the University of Virginia and a J.D. from the University of Virginia School of Law. He is a member of the American Bar Association, the New York State Bar Association, the Queens Chamber of Commerce, and the Elmhurst, New York Chamber of Commerce.

David L. Rudnick has served as our director since February 1996. Mr. Rudnick serves as President of Rudco Properties, Inc., a real estate management concern and CEO of the Century Associates Group, a national commercial real estate concern which he founded in 1966. Mr. Rudnick served as President of Rudco Industries, Inc., an international manufacturer of machine readable documents, from 1963 to 1986. Mr. Rudnick previously served as President of the Financial Stationers Association and a director of West Side Federal Savings & Loan Association. Mr. Rudnick received an A.B. with honors in economics from Harvard University and an M.B.A. from Columbia University Graduate School of Business. Mr. Rudnick is Andrew M. Murstein’s father-in-law.

Interested Director Not Standing for Election

Alvin Murstein has served as Chairman of our Board of Directors since its founding in 1995 and has been our Chief Executive Officer since February 1996. Mr. Murstein has also been Chairman of the board of directors and Chief Executive Officer of Medallion Funding Corp. since its founding in 1979. He also currently serves and has previously served as officer and director of some of our other wholly owned subsidiaries. Mr. Murstein received a B.A. and an M.B.A. from New York University and has been an executive in the taxicab industry for over 40 years. Mr. Murstein served on the board of directors of the Strober Organization, Inc., a building supply company, from 1988 to 1997. Alvin Murstein is the father of Andrew M. Murstein.

Executive Officers Who Are Not Directors

Larry D. Hall has served as our Chief Financial Officer since March 2004. Prior to that he served as our Acting Chief Financial Officer since July 2003. Prior to that he served as our Chief Accounting Officer since May 2001 and our Assistant Treasurer since October 2000. Mr. Hall was employed by Citibank as Vice President - Corporate Financial Control/Corporate Reporting & Analysis from October 1995 to October 2000. Mr. Hall was Vice President - Finance/Controller, Treasurer and Secretary of Consolidated Waste Services of America from April 1993 to March 1995. Prior to that, he was Vice President - Manager of Line Accounting for Wells Fargo and Co. from November 1987 to March 1993 and Senior Audit Manager in the Financial Services Industry Group for Arthur Andersen & Company from September 1976 to October 1987. Mr. Hall received his B.S. in business administration from the University of Southern California.

Michael J. Kowalsky has served as our Executive Vice President since May 1996. Mr. Kowalsky has been President of Medallion Funding Corp. since June 1996. He also served as Chief Operating Officer of Edwards Capital from 1992 until June 1996. Prior to joining Edwards Capital in 1990, Mr. Kowalsky was a Senior Vice President at General Cigar Co. Inc., a cigar manufacturing company. Mr. Kowalsky received a B.A. and M.A. in economics from the University of Kentucky and an M.B.A. from the New York University Graduate School of Business.

Brian S. O’Leary has served as our Chief Operating Officer since April 2001. Mr. O’Leary joined us in December 1999 as Executive Vice President and Chief Credit Officer. From April 1996 to December 1999, Mr. O’Leary was Executive Vice President of Atlantic Bank of New York, serving initially as Chief Credit Officer and Chief Administrative Officer and later as head of middle market banking which included the bank’s

Leasing and Premium Finance subsidiaries. Mr. O’Leary was also a member of the management credit committee. From May 1990 to April 1996 Mr. O’Leary was with Bank Leumi Trust Co. of New York, first as a Deputy Division Head of the Lending Division and a Deputy Chief Lending Officer and then as EVP and Division Executive of domestic banking. He was also a member of the Senior Credit Committee. From July 1977 to May 1990, he was with Marine Midland Bank, most recently as a Regional Executive Vice President. He began his banking career in 1970 with Bankers Trust Co. in the metropolitan banking division. Mr. O’Leary received a B.A. in economics from Fordham University and an M.B.A. in finance from Pace University.

Marie Russo has served as our Senior Vice President and Secretary since February 1996. Ms. Russo has also been Senior Vice President and Secretary of the Medallion Funding Corp. since June 1996. Ms. Russo served as Vice President of Operations of Tri-Magna from 1989 until its acquisition by us in May 1996. From 1989 to 1996, she was Vice President of the Medallion Funding Corp. and from 1983 to 1986, she was Controller of Medallion Funding Corp. Ms. Russo received a B.S. in accounting from Hunter College.

Jeffrey Yin has served as our General Counsel and Chief Compliance Officer since June 2005. Prior to joining us, Mr. Yin served as Corporate Counsel of Marsh & McLennan Companies, Inc. Prior to joining Marsh & McLennan Companies, Mr. Yin was an associate in the New York office of Orrick, Herrington & Sutcliffe LLP. Mr. Yin received a B.A. in Economics and Rhetoric from the University of California at Berkeley and a J.D. from the New York University School of Law.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

Overview of Compensation Program

The primary objective of our compensation program is to establish compensation levels which will enable us to attract, retain and reward executive officers who contribute to our long-term success, to tie annual and long-term cash and stock incentives to the achievement of measurable corporate, business unit and individual performance objectives, and to align executives’ incentives with shareholder value creation.

Our executive compensation philosophy is based on the belief that competitive compensation is essential to attract, motivate and retain highly qualified and industrious employees. Our policy is to provide total compensation packages that are competitive within our industry. The compensation program includes components both designed to motivate and to provide incentives to executives, as well as retain them. The primary components of our compensation program are base salary, cash bonus and stock options. Bonuses are paid to encourage effective performance relative to current plans and objectives. Stock options are granted to help retain productive executives and to more closely align their interests with those of shareholders. As a business development company, we are constrained by the 1940 Act in the number of outstanding derivative securities we may issue. Accordingly, our Compensation Committee takes into account the number of options already outstanding when determining whether to make additional grants. In addition, the Compensation Committee takes into account the number of options available for future grant under the plan to ensure sufficient availability for future needs.

In implementing our compensation policy, we seek to tie compensation with our financial performance and business objectives, reward high levels of individual performance and base a significant portion of total executive compensation on both our annual and long-term performance. While compensation survey data are useful guides for comparative purposes, we believe that a successful compensation program also requires the application of judgment and subjective determinations of individual performance, and to that extent our Compensation Committee applies such judgment and subjective determinations in reconciling the program’s objectives with the realities of retaining valued employees.

Executive Compensation Program

The Compensation Committee is responsible for determining the compensation of our named executive officers, or NEOs, and our directors. The Compensation Committee consists of Henry D. Jackson, Stanley Kreitman and Frederick A. Menowitz, who is the chairman. Each member of the Compensation Committee is an “independent director,” as defined under Rule 4200(a)(15) of the Nasdaq Marketplace Rules. Each member is also a “non-employee director,” as defined in Rule 16b-3 promulgated under the Exchange Act, and each qualifies as an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended.

The Compensation Committee meets with the frequency necessary to perform its duties and responsibilities. The Compensation Committee usually makes many of its performance-based decisions at a meeting held in February of each fiscal year, including evaluating the performance of our NEOs during the immediately preceding year, determining the amount of their annual cash bonuses for the preceding year and determining base salaries for the upcoming fiscal year. Grants of equity compensation are generally made in the first quarter of each year. The full Board of Directors typically ratifies the Compensation Committee’s annual determination of NEO compensation.

Our executive officers, with the assistance of our human resources department, compiles and provides information, makes recommendations for the Compensation Committee’s consideration and assists in the management and administration of our executive and other benefit plans. Their responsibilities may include, but are not limited to, the following:

•	Recommending pay levels and grants and awards for our officers;

•	Recommending changes to ensure that our compensation programs remain competitive and aligned with our objectives; and

•

Providing information to the Compensation Committee, including but not limited to (1) information concerning company and individual performance, (2) information concerning the attainment of our strategic objectives, (3) the common stock ownership of each executive and his option holdings, (4) equity compensation plan dilution, and (5) peer group compensation and performance data.

Our executive officers may attend the meetings of the Compensation Committee, at its request, except that Mr. Alvin Murstein is not present during the deliberation of his compensation. A portion of each of the Compensation Committee meetings held during 2006 was an executive session during which none of our executive officers was present.

We do not believe it is appropriate to determine total compensation, or any element of compensation, based primarily on benchmarking, which is the practice of setting compensation based upon the compensation practices of other companies similar in size, industry and other characteristics. Usually, Compensation Committee members utilize their general knowledge and experience to help us determine appropriate salary levels for all of our officers and employees, including the NEOs. The Compensation Committee did not utilize the service of a compensation consultant in 2006 but may choose to do so in the future.

We do not have a specific formula that dictates the overall weighting of each compensation element as a part of the total. Instead, the Compensation Committee makes individual compensation decisions which it believes reflects each individual’s contribution to the company.

Base Salary

We provide our NEOs with base salary as a base level of compensation to compensate them for general services rendered during the fiscal year. Base salary ranges for NEOs are determined for each executive based on each NEO’s position and duties. The Compensation Committee may review the aggregate salary and bonus compensation for individuals in comparable positions with other companies, including our competitors, and adjust such amounts to reflect individual performance.

Increases in annual base salary are based on a review and evaluation of an NEO’s job performance, the impact of such performance on us and the skills and experience required for the job, coupled with a comparison of these elements against those for similarly-positioned executives both inside and outside our organization conducted by our President and reviewed by the Compensation Committee. Salary levels are typically determined annually as part of our performance review process as well as upon a promotion or other significant change in job responsibility. In 2006 each of our NEOs received a 3% increase in base salary, as determined by our Compensation Committee. This decision was made by the Compensation Committee at its February 2007 meeting and communicated to each NEO shortly thereafter.

Bonus

The Compensation Committee has the authority to award discretionary annual or periodic bonuses to our NEOs. The annual bonuses are intended to compensate NEOs for achieving financial and operational goals and for achieving individual annual performance objectives. These objectives vary depending on the individual executive, but relate generally to strategic factors such as borrowers financed or retained, new investment opportunities identified and completed and to financial factors such as raising capital, improving our results of operations and increasing the price per share of our common stock. We do not maintain formal targets or goals. Rather, the Compensation Committee typically reviews a variety of different factors applicable to us which may change in accordance with the changing nature of our business. Of Mr. Alvin Murstein’s 2006 bonus, $30,000 was attributed by the Compensation Committee to his efforts in the sale of Medallion Taxi Media and the subsequent gain recognized by us upon the sale of the Clear Channel Communications stock we received in the sale. Of Mr. Andrew Murstein’s 2006 bonus, $505,000 was attributed by the Compensation Committee to his efforts in the sale of Medallion Taxi Media and the subsequent gain recognized by us upon the sale of the Clear Channel Communications stock we received in the sale.

Our discretionary annual bonus is paid in cash in an amount reviewed and approved by the Compensation Committee and ordinarily is paid in a single installment in the first quarter following the completion of a given fiscal year. The Compensation Committee, however, has the discretion to declare a bonus more frequently than on an annual basis and may do so in recognition of exceptional contributions to us at other times. Pursuant to either an employment agreement or an offer letter, each officer is generally eligible for a discretionary bonus in excess of a minimum amount. However, the Compensation Committee may increase the discretionary annual bonus paid to our executive officers and the discretionary bonus paid to each officer in 2007 for performance in 2006 generally exceeded minimum specified amounts. The actual amount of any discretionary bonus will be determined following a review of each executive’s individual performance and contribution to our strategic goals. The Compensation Committee has not fixed a maximum payout for any officers’ annual discretionary bonus.

Long-Term Incentive Compensation

Under the 1940 Act, the number of warrants, options or rights to subscribe or convert to our voting securities we may issue is limited. We are also limited under the 1940 Act to the types of derivative securities we may issue. Accordingly, our long term incentive compensation program is limited to the issuance of stock options and is generally constrained in scope and nature by the parameters set forth in the 1940 Act.

Nonetheless, we believe that long-term performance is achieved through granting stock options, which creates an ownership culture that encourages long-term performance by our NEOs. Our stock option plans (discussed below) have been established to provide certain of our employees, including our NEOs, with incentives (i) to highlight and reinforce the mutuality of long-term interests between employees and shareholders and (ii) to assist in the attraction and retention of critically important key executives, managers and individual contributors who are essential to our growth and development. The Compensation Committee believes that the use of stock options offers the best approach to achieving our compensation goals. We have not adopted stock ownership guidelines, and our stock option plans have provided the principal method for our NEOs to acquire equity in our company.

We have two stock option plans the Amended and Restated 1996 Employee Stock Option Plan, which expired on May 21, 2006 and the 2006 Employee Stock Option Plan, which was approved by the shareholders at our prior annual meeting (together, the Plans). The Plans include vesting periods to optimize the retention value of options and to provide an incentive to our NEOs to achieve success over the long-term. Generally, stock options vest in equal annual installments over three to five years commencing on the first anniversary of the date of grant, and, if employees leave us before these vesting periods, they forfeit the unvested portions of these awards.

Except for NEOs with substantial holdings of our stock, the number of shares of common stock subject to option grants is generally intended to reflect the significance of an NEO’s current and anticipated contributions to us. Pursuant to the 1940 Act, the per-share exercise price of options granted by us cannot be less than 100% of the fair market value per share on the date of grant. Prior to determining the 2006 option grants for our NEOs, our Compensation Committee considered the equity compensation policies of competitors and other companies with comparable capitalizations, both privately held and publicly traded, as well as the availability of options for grant under the 2006 Employee Stock Option Plan. Grants of stock options, if made, are generally granted on the date of the Compensation Committee or Board of Directors meeting held during the first quarter of each year. Grants, however, may be made by the Compensation Committee at other times. The value realizable from exercisable options is dependent upon the extent to which our performance is reflected in the price of our common stock at any particular point in time. However, the decision as to whether such value will be realized through the exercise of an option in any particular year is primarily determined by each individual within the limits of the vesting schedule and not by our Board of Directors. As a business development company, we are constrained by the 1940 Act in the number of outstanding derivative securities we may issue. Accordingly, our Compensation Committee takes into account the number of options already outstanding when determining whether to make additional grants. In addition, the Compensation Committee takes into account the number of options available for future grant under the plan to ensure sufficient availability for future needs. No option grants were made to the NEOs during 2006 in light of these considerations.

401(k) Plan

Since 1996, we have maintained our 401(k) Investment Plan which covers all our full- and part-time employees who have attained the age of 21 and have a minimum of one year of service. Under the 401(k) Investment Plan, an employee may elect to defer not less than 1.0% of his or her total annual compensation, up to the applicable limits set forth in the Internal Revenue Code. Employee contributions are invested in various mutual funds, according to the direction of the employee. On September 1, 1998, we elected to match employee contributions to the 401(k) Investment Plan in an amount equal to one-third of the first 6% of an employee’s contributions.

Employment Agreements and Offer Letters

In May 1996, Alvin Murstein, our Chairman and Chief Executive Officer, and Andrew M. Murstein, our President, entered into employment agreements with us, which were subsequently amended and restated in May 1998. The agreements provide for a five-year term and automatically renew each year for a new five-year term unless either party terminates the agreement. The agreements provide that Alvin Murstein and Andrew M. Murstein shall receive an annual base salary of $300,000 and $225,000 respectively, which may be increased but not decreased. The agreements also subject Messrs. Murstein to non-competition obligations. The agreements provide for a severance payment in the event that we terminate their employment without Cause (as defined in the agreements) or if they terminate their employment for Good Reason (as defined in the agreements). The severance payment is equal to their base salary multiplied by the number of full and partial years remaining in the term of employment at the time of termination plus legal fees and/or acceleration of vesting of any unvested options.

Brian S. O’Leary, our Chief Operating Officer, entered into an employment agreement with us, which became effective in November 1999. Mr. O’Leary is entitled to receive an annual base salary of $190,000. Mr. O’Leary is an at-will employee but he is entitled to a severance payment of $150,000 upon a change of control if his employment is discontinued.

Michael J. Kowalsky, our Executive Vice President, is a party to an employment agreement with us which will terminate on June 30, 2009 and automatically renews for additional one-year terms unless terminated by either party. Under the agreement, Mr. Kowalsky is entitled to an annual base salary of $245,300, annual increases at a rate no less than 3% of his then-existing base salary and a minimum bonus of $37,000. The agreement provides for a severance payment if the agreement is not renewed under certain conditions, and also a non-competition covenant.

Larry D. Hall, our Chief Financial Officer, entered into an agreement with us, which became effective in March 2003. Mr. Hall is entitled to an annual base salary of $182,000. Mr. Hall is entitled to a severance payment of $112,500 if we terminate his employment without Cause (as defined in the agreement) or upon a change of control if his employment is discontinued.

Our Board of Directors determined that providing the modest change of control arrangements described above appropriately reflects the risk imposed on executives that a company such as ours might be acquired. These arrangements are intended to attract and retain qualified executives with employment alternatives that may appear to them to be less risky absent these arrangements, and to mitigate a potential disincentive to authorize such an acquisition, particularly where the services of these executive officers may not be required by the acquirer. For quantification of these severance and change of control benefits, please see the discussion under “Executive Compensation - Potential Payments Upon Termination or Change-in-Control” below.

Our Compensation Committee authorized the various change in control and severance provisions in recognition of the importance to us and our shareholders of assuring that we have the continued dedication and full attention of certain key employees prior to and after the consummation of a change in control event. In addition to the foregoing, the provisions are intended to ensure that, if a possible change in control should arise and a NEO should be involved in deliberations or negotiations in connection with the possible change in control, such officer would be in a position to consider as objectively as possible whether the possible change in control transaction is in our best interests and those of our shareholders, without concern for his position or financial well-being. Absent termination without cause or for good reason, or a change of control event, no NEO is entitled to either equity vesting acceleration or cash severance payments upon termination of employment.

Perquisites

We provide NEOs with perquisites and other personal benefits that we and the Compensation Committee believe are reasonable and consistent with our overall compensation program to better enable us to attract and retain superior employees for key positions. The Compensation Committee periodically reviews the levels of perquisites and other personal benefits provided to NEOs.

All of our NEOs except for Mr. O’Leary are provided with a monthly car allowance. In addition, we provide Mr. Alvin Murstein with a country club membership, an additional club membership, term life insurance and incidental costs related to his automobile such as parking and car insurance. We provide similar perquisites for Mr. Andrew Murstein and also pay for his pro-rated use of our driver. The additional perquisites provided for Messrs. Murstein reflect their additional seniority and contributions to our overall organization. Attributed costs of the personal benefits for the NEOs for the fiscal year ended December 31, 2006 are included in column titled “All Other Compensation” of the Summary Compensation Table on page 30.

Other Benefits

NEOs are eligible to participate in all of our employee benefit plans, such as medical, dental, vision, group life, disability, and accidental death and dismemberment insurance, as well as our 401(k) Investment Plan, in each case on the same basis as other employees.

Impact of Tax and Accounting Treatment

Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public companies for compensation over $1 million paid to its chief executive officer or any of its four other most highly compensated executive officers. However, qualifying performance-based compensation will not be subject to the deduction limit if certain requirements are met. Our policy is to maximize the deductibility of compensation but does not preclude awards or payments that are not fully deductible if, in our judgment, such awards and payments are necessary to achieve our compensation objectives and to protect shareholder interests.

With our adoption, effective January 1, 2006, of Statement of Financial Accounting Standards No. 123R, “Share-Based Payment”, or FAS 123R, which requires the recognition of compensation expense for stock options, we do not expect the accounting treatment of differing forms of equity awards to vary significantly. Accordingly, our adoption of FAS 123R is not expected to have a material effect on our selection of forms of equity compensation to be granted to our NEOs in the foreseeable future.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of Medallion Financial Corp. has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

THE COMPENSATION COMMITTEE

Frederick A. Menowitz, Chairman

Henry D. Jackson

Stanley Kreitman

Summary Compensation Table

The following table sets forth certain compensation information for our (i) Chief Executive Officer, (ii) Chief Financial Officer, and (iii) each of our three most highly compensated executive officers other than our Chief Executive Officer, collectively the NEOs, for the fiscal year ended December 31, 2006. We do not have a pension plan, a stock award plan or a non-equity incentive compensation plan, but we have established a 401(k) Investment Plan that provides matching contributions.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Option Awards ($)(1)	All Other Compensation ($)		Total ($)
Alvin Murstein Chairman, Chief Executive Officer and Director	2006	454,250	270,000	24,098	82,037	(2)	830,385

Andrew M. Murstein President and Director	2006	513,750	860,000	24,098	104,796	(3)	1,502,644

Larry D. Hall Senior Vice President, and Chief Financial Officer	2006	225,750	60,000	847	—	(4)	286,597

Michael J. Kowalsky Executive Vice President	2006	248,980	88,000	712	16,342	(5)	354,034

Brian S. O’Leary Executive Vice President and Chief Operating Officer	2006	276,375	60,000	—	—	(4)	336,375

(1)	This amount is the dollar amount of compensation cost recognized by us for financial statement reporting purposes with respect to the fiscal year ended December 31, 2006 in accordance with FAS 123(R), including both amounts recorded as compensation expense in our income statement as well as amounts earned by the NEO that have been capitalized on our balance sheet for such fiscal year.
(2)	All other compensation for Alvin Murstein for the fiscal year ended December 31, 2006 includes $36,886 for a country club membership, our aggregate incremental costs attributable to a car lease, garage, car maintenance, car insurance, a club membership and term life insurance premiums paid by us for the benefit of Alvin Murstein and his spouse and amounts received pursuant to the matching program under our 401(k) Investment Plan.
(3)	All other annual compensation for Andrew M. Murstein for the fiscal year ended December 31, 2006 includes $49,795 for his pro-rated use of our driver, our aggregate incremental costs attributable to a car lease, garage, car maintenance, car insurance and two club memberships and amounts received pursuant to the matching program under our 401(k) Investment Plan.
(4)	For the other NEOs, our aggregate incremental cost of all perquisites and other personal benefits provided to each such NEOs is less than $10,000.
(5)	All other annual compensation for Michael J. Kowalsky for the fiscal year ended December 31, 2006 includes our aggregate incremental cost attributable to a car lease and amounts received pursuant to the matching program under our 401(k) Investment Plan.

Grants of Plan-Based Awards Table

There were no options granted during the last fiscal year by us to the NEOs.

Outstanding Equity Awards at Fiscal Year-End

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date
Alvin Murstein	25,000		—		$29.25	05/06/2008
	125,000		—		$17.25	05/06/2009
	25,000		—		$11.70	05/03/2011
	75,000		—		$5.51	05/01/2012
	16,667	(1)	8,333	(1)	$9.07	09/17/2014

Andrew M. Murstein	25,000		—		$29.25	05/06/2008
	125,000		—		$17.25	05/06/2009
	25,000		—		$11.70	05/03/2011
	125,000		—		$5.51	05/01/2012
	47,000		—		$3.70	01/01/2013
	16,667	(1)	8,333	(1)	$9.07	09/17/2014

Larry D. Hall	10,281		—		$15.563	10/30/2010
	27,500		—		$4.85	06/11/2012
	25,000		—		$3.50	03/04/2013

Michael J. Kowalsky	12,500		—		$4.85	06/11/2012
	37,500		—		$3.87	02/03/2013

Brian S. O’Leary	16,667		—		$17.938	01/01/2010
	16,667		—		$14.625	01/01/2011
	16,667		—		$7.90	12/31/2011
	25,000		—		$4.85	06/11/2012

(1)	These options vest in three equal installments on the annual anniversary of September 17, 2004, the date of grant. The final tranche of 8,333 options will vest on September 17, 2007.

Option Exercises

The following table sets forth certain information concerning stock options exercised by the NEOs during the last fiscal year:

	Option Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)
Alvin Murstein	100,000	755,500
Andrew M. Murstein	3,000	27,900
Larry D. Hall	15,000	115,700
Michael J. Kowalsky	12,500	104,062
Brian S. O’Leary	—	—

Potential Payments Upon Termination or Change-in-Control

The following table sets forth information regarding potential payments to be made to the Named Executive Officers following an employment termination or change of control. Amounts in the table assume an employment termination or change in control on December 31, 2006.

Name	Termination Without Cause ($)		Termination by Officer for Good Reason (Not Involving Change of Control) ($)		Disability ($)		Change of Control - Termination or Change in Employment ($)		Change of Control - Employment Agreement Assumed By New Owner ($)		Non-Renewal of Employment Agreement ($)
Alvin Murstein
Severance	3,608,357	(1)	—		—		3,608,357	(1)	—		—
Other Benefits	—		—		—		—		—		—

Andrew M. Murstein
Serverance	6,598,685	(2)	—		—		6,598,685	(2)	—		—
Other Benefits	—		—		—		—		—		—

Larry D. Hall
Severance	112,500		—		—		112,500		—		—
Other Benefits	—		—		—		—		—		—

Michael J. Kowalsky
Severance	874,614	(3)	874,614	(3)	170,330	(4)	874,614	(3)	252,659	(5)	126,330	(6)
Other Benefits	55,872	(7)	55,872	(7)	11,174	(8)	55,872	(7)	—		11,174	(8)

Brian S. O’Leary
Severance	—		—		—		150,000		—		—
Other Benefits	—		—		—		—		—		—

(1)	Alvin Murstein would be entitled to an amount equal to the remainder of the salary, bonus and value of the fringe benefits which he would be entitled to receive for the balance of his current employment period, which expires on May 29, 2011. The severance payment was calculated based on his salary and bonus for the fiscal year ended December 31, 2006 and the value of his fringe benefits as of December 31, 2006. The value of Alvin Murstein’s fringe benefits includes $71,781 for a car lease, $162,914 for a country club membership, $41,408 for life insurance premiums paid by us for the benefit of Alvin Murstein and his spouse, $47,157 for health insurance, our aggregate incremental costs attributable to a garage, car maintenance, car insurance, a club membership and amounts received pursuant to the matching program under our 401(k) Investment Plan.
(2)	Andrew M. Murstein would be entitled to an amount equal to the remainder of the salary, bonus and value of the fringe benefits which he would be entitled to receive for the balance of his current employment period, which expires on May 29, 2011. The severance payment was calculated based on his salary and bonus for the fiscal year ended December 31, 2006 and the value of his fringe benefits as of December 31, 2006. The value of Andrew M. Murstein’s fringe benefits includes $73,741 for a car lease, $59,107 for a country club membership, $219,930 for his pro-rated use of our driver, $68,393 for health insurance, our aggregate incremental costs attributable to a garage, car maintenance, car insurance and a club membership and amounts received pursuant to the matching program under our 401(k) Investment Plan.
(3)	Michael J. Kowalsky would be entitled to an amount equal to his salary and bonus for the balance of his current employment period, which expires on June 30, 2009. The severance payment was calculated based on his salary and bonus for the fiscal year ended December 31, 2006 with annual 3% increases to his salary as set forth in his employment agreement.
(4)	Michael J. Kowalsky would be entitled to an amount equal to his salary and bonus for the six months following termination. The severance payment was calculated based on his salary and bonus for the fiscal year ended December 31, 2006.

(5)	Michael J. Kowalsky would be entitled to an amount equal to his salary for the twelve months following termination. The severance payment was calculated based on his salary for the fiscal year ended December 31, 2006.
(6)	Michael J. Kowalsky would be entitled to an amount equal to his salary for the six months following termination. The severance payment was calculated based on his salary and bonus for the fiscal year ended December 31, 2006.
(7)	Michael J. Kowalsky would be entitled to receive his health insurance and car lease for the balance of his current employment period. For such period, our aggregate incremental cost attributable to his health insurance is $26,693 and our aggregate incremental cost attributable to his car lease is $29,180.
(8)	Michael J. Kowalsky would be entitled to receive his health benefits and car lease for the six months following termination. Our incremental costs attributable to his health insurance and car lease do not exceed the greater of $25,000 or 10% of Michael J. Kowalsky’s total amount of perquisites and personal benefits.

DIRECTOR COMPENSATION

Non-employee directors are paid $35,000 for each year they serve, payable in quarterly installments, and receive $3,500 for each Board of Directors meeting per quarter attended, $3,500 for attendance at any additional Board of Directors meetings that quarter, $1,000 for each telephonic Board of Directors meeting, $1,500 for each Compensation Committee and Nominating and Governance Committee meeting attended, an additional $1,500 for the Chairperson of the Compensation Committee and Nominating and Governance Committee for each Compensation Committee and Nominating and Governance Committee meeting attended by such Chairperson, $3,000 for each Audit Committee attended, an additional $1,500 for the Chairperson of the Audit Committee for each Audit Committee meeting attended by such Chairperson, and are reimbursed for expenses relating thereto. Employee directors do not receive any additional compensation for their service on the Board of Directors. We do not provide any pension or retirement plan with respect to our non-employee directors.

Non-employee directors were eligible to participate in our Amended and Restated 1996 Non-Employee Directors Stock Option Plan until such plan terminated on May 21, 2006. If approved by the Commission, non-employee directors will be eligible to participate in our 2006 Non-Employee Directors Stock Option Plan which was adopted by the Board of Directors on February 15, 2006, submitted to the Commission on May 12, 2006 and approved by our shareholders on June 16, 2006. Under the 2006 Non-Employee Directors Stock Option Plan, we will grant an option to purchase 9,000 shares to each non-employee director elected at each annual shareholder meeting. If a non-employee director is elected by means other that an annual shareholder meeting, we will automatically grant an option to purchase 9,000 shares multiplied by a fraction representing the remaining portion of such non-employee director’s three-year term. The exercise price of options granted is not less than the fair market value of our common stock on the date of grant or if the stock is not quoted on the date of grant, the current net asset value of the common stock as determined in good faith by the members of the Board of Directors not eligible to participate in the 2006 Non-Employee Directors Stock Option Plan. Options become exercisable at each annual shareholder meeting beginning on the first annual shareholder meeting following the date of grant. The number of shares which are exercisable is calculated by multiplying the number of shares in the option by a fraction which contains the number of whole months since the date of grant or the last shareholder annual meeting in the numerator, and the number of whole months for which the non-employee director was elected in the denominator. To exercise options, the optionee must remain a non-employee director. No option may be exercised more than ten years after the date on which it is granted.

Our employee directors are eligible to participate in our 401(k) Investment Plan and our 2006 Employee Stock Option Plan.

Information with respect to the aggregate compensation paid to our directors during 2006 appears below.

The following table sets forth certain compensation information for our non-employee directors for the fiscal year ended December 31, 2006.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)		All Other Compensation ($)	Total ($)
Independent Directors
Henry L. Aaron	38,237	12,493		0	50,730
Stanley Kreitman	71,600	1,585	(2)	0	73,185
Henry D. Jackson	41,750	10,229		0	51,979
Frederick A. Menowitz	43,396	2,040	(2)	0	45,436
David L. Rudnick	71,034	1,585	(2)	0	72,619
Lowell P. Weicker, Jr.	53,723	6,872		0	60,595

Interested Directors
Mario M. Cuomo	43,500	11,295		0	54,795

(1)	This amount is the dollar amount of compensation cost recognized by us for financial statement reporting purposes with respect to the fiscal year ended December 31, 2006 in accordance with FAS 123(R), including both amounts recorded as compensation expense in our income statement as well as amounts earned by the director that have been capitalized on our balance sheet for such fiscal year.
(2)	If our 2006 Non-Employee Directors Stock Option Plan is approved by the Commission, Messrs Kreitman, Menowitz and Rudnick will each receive an option to purchase 9,000 shares of our common stock because such directors were re-elected at the 2006 annual shareholder meeting. The exercise price of such options will be the fair market value of our common stock on the date of such Commission approval.

Dollar Range of Equity Securities Beneficially Owned By the Directors

The following table sets forth the dollar range of our equity securities beneficially owned by each of our directors as of April 16, 2007. We are not part of a “family of investment companies,” as that term is defined in the 1940 Act.

Name of Director	Dollar Range of Equity in Our Securities(1)
Independent Directors
Henry L. Aaron	$10,001-$50,000
Henry D. Jackson	$50,001-$100,000
Stanley Kreitman	$50,001-$100,000
Frederick A. Menowitz	$50,001-$100,000
David L. Rudnick	over $100,000
Lowell P. Weicker, Jr.	$50,001-$100,000

Interested Directors
Mario M. Cuomo	$10,001-$50,000
Alvin Murstein	over $100,000
Andrew M. Murstein	over $100,000

(1)	Dollar ranges are as follows: none, $1-$10,000, $10,001-$50,000, $50,001-$100,000, or over $100,000.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth certain information, as of December 31, 2006, concerning shares of common stock authorized for issuance under our equity compensation plans.

	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)		Weighted Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity compensation plans approved by shareholders	1,456,530	(1)	$10.82	800,000	(2)
Equity compensation plans not approved by shareholders	N/A		N/A	N/A
Total	1,456,530		$10.82	800,000

(1)	This number includes 1,380,781 shares of common stock to be issued upon the exercise of outstanding options under the Amended and Restated 1996 Employee Stock Option Plan and 75,749 shares of common stock to be issued upon the exercise of outstanding options under the Amended and Restated 1996 Non-Employee Director Plan.
(2)	This number includes 800,000 shares of common stock reserved for issuance under the 2006 Employee Stock Option Plan. Upon implementation of the 2006 Non-Employee Director Stock Plan, 100,000 shares of common stock will be available for issuance under such plan.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The members of the Compensation Committee are Messrs. Menowitz, Jackson, and Kreitman.

No interlocking relationships exist between the Board of Directors or Compensation Committee and the board of directors or compensation committee of any other company, nor has any such interlocking relationship existed in the past. No member of the current Compensation Committee was our officer or employee at any time during the year ended December 31, 2006. None of our executive officers or directors serves on the board of directors or compensation committee of any entity which has one or more executive officers serving as a member of our Board of Directors or Compensation Committee.

STOCK REPURCHASE PROGRAM

On November 3, 2004, our Board of Directors authorized our management to repurchase up to $10,000,000 of our Common Stock. Previously, on November 4, 2003, our Board of Directors authorized an initial repurchase of up to $10,000,000 of our Common Stock. This additional authorization increased our stock repurchase program to a total of $20,000,000 in our Common Stock.

We are hereby advising you that we have extended the terms of our stock repurchase program. Purchases will commence no earlier than the thirtieth (30th) calendar day following the mailing date of this notice, and are expected to conclude on the one hundred eightieth (180th) calendar day following the commencement of the purchases.

Under the terms of our stock repurchase program, we are permitted to repurchase our Common Stock in the open market from time-to-time pursuant to applicable securities laws and regulations. If we have not repurchased the additional $10,000,000 of our Common Stock by the end of the period set forth above, we are permitted to extend the term of our stock repurchase program for an additional period or periods, until we have repurchased up to the total amount authorized under our stock repurchase program.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Mario M. Cuomo is our director and is of counsel in the law firm of Willkie Farr & Gallagher LLP, which serves as our legal counsel in connection with various matters. We have paid Willkie Farr & Gallagher LLP $542,144 in legal fees for the fiscal year ended December 31, 2006. Mr. Cuomo does not have a direct interest in the payment of such legal fees, but has an indirect interest in such fees as an employee of the law firm.

Certain of our directors, officers and shareholders are also directors of our wholly owned subsidiaries Medallion Funding Corp., Medallion Capital, Inc., Medallion Business Credit, LLC, Freshstart Venture Capital Corp., and Medallion Bank. Officer salaries are set by our Board of Directors.

Section 57 of the 1940 Act prohibits some transactions with affiliates described therein without exemptive relief from the Commission and other transactions with affiliates described therein without a required majority of directors. A required majority means both majority approval of directors who have no financial interest in the transaction, plan or arrangement and a majority of directors who are not interested persons. In addition, Section 404 of Regulation S-K requires us to disclose certain other related party transactions. Our Board of Directors also recognizes that transactions with affiliates and other related party transactions present a heightened risk of conflicts of interest and/or improper valuation (or the perception thereof). Therefore, we maintain a policy that requires management to ensure no transactions with affiliates or related party transactions occur unless the Board of Directors has been briefed on the transaction and has approved the proposed transaction by the required majority. The Board of Directors may, in its sole discretion, approve or deny any transactions with affiliates or related party transactions and approval may be conditioned upon any other actions the Board of Directors deems appropriate. Failure to follow the approval process can lead to disciplinary action including termination.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act and the disclosure requirements of Item 405 of Regulation S-K require our directors and executive officers, and any persons holding more than 10% of any class of our equity securities, to report their ownership of such equity securities and any subsequent changes in that ownership to the Commission, the NASDAQ Global Select Market and us. There persons are required to provide us with copies of all Section 16(a) forms they file. Based solely on our review of these forms and written representations from the executive officers and directors, we believe that all Section 16(a) filing requirements were met during fiscal year 2006, except that a report was filed seven weeks late by Marie Russo relating to a fiscal year 2006 stock purchase.

OTHER MATTERS OF BUSINESS

We are not aware of any business to be acted upon at the Annual Meeting other than that which is set forth in this proxy statement. In the event that any other business requiring the vote of shareholders is properly presented at the Annual Meeting, the holders of the proxies will vote your shares in accordance with their best judgment.

FORM 10-K

We filed an Annual Report on Form 10-K for the year ended December 31, 2006 with the Commission on March 29, 2007. Shareholders may obtain a copy of this report, without charge, by writing to Marie Russo, Senior Vice President and Secretary, at our principal offices located at 437 Madison Avenue, 38th Floor, New York, New York 10022.

DEADLINE FOR SUBMISSION OF SHAREHOLDER PROPOSALS

In order for a shareholder proposal to be considered for inclusion in our proxy statement for next year’s annual meeting, the written proposal must be received by us no later than January 1, 2008. Such proposal will also need to comply with the Commission regulations regarding the inclusion of shareholder proposals in our sponsored proxy materials. Similarly, in order for a shareholder proposal to be raised from the floor during next year’s annual meeting, written notice must be received by us no later than March 15, 2008.

By Order of the Board of Directors,

MARIE RUSSO, Secretary

April 30, 2007

THE BOARD OF DIRECTORS ENCOURAGES SHAREHOLDERS TO ATTEND THE
MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE,
DATE, SIGN AND RETURN THE ENCLOSED PROXY OR VOTING INSTRUCTION CARD IN
THE ACCOMPANYING ENVELOPE. PROMPT RESPONSE WILL GREATLY FACILITATE
ARRANGEMENTS FOR THE MEETING AND YOUR COOPERATION IS APPRECIATED.

Exhibit I

Current Fundamental Policies

1. We will at all times conduct our business so as to retain our status as a business development company under the 1940 Act. In order to retain that status, we may not acquire any assets (other than non-investment assets necessary and appropriate to our operations as a business development company) if, after giving effect to such acquisition, the value of our Qualifying Assets, amount to less than 70% of the value of our total assets. We believe that the securities we may acquire as well as any investments we may make, will generally be assets of the type listed in Section 55(a) of the 1940 Act “Qualifying Assets”.

2. Medallion Funding Corp. (MFC), Medallion Capital, Inc. (Medallion Capital), Freshstart Venture Capital Corporation (Freshstart) and any of our subsidiaries organized in the future that are Small Business Administration (SBA) licensees (the RIC Subsidiaries), may issue the maximum principal amount of subordinated SBA debentures and preferred stock permitted under the Small Business Investment Act of 1958 (SBIA) and SBA regulations. As a Small Business Investment Company (SBIC), MFC, Medallion Capital and Freshstart are not permitted to issue preferred stock to the SBA and the maximum principal amount of subordinated SBA debentures they are each permitted to issue is equal to 300% of their respective Leveragable Capital (generally non-SBA paid-in capital and paid-in surplus). In addition, SBA regulations also limit the aggregate principal amount of subordinated SBA debentures or “leverage” that SBICs under common control, such as the RIC Subsidiaries, may have outstanding to no more than $105 million. At March 31, 2001, MFC had Leveragable Capital of $70.5 million and no subordinated SBA debentures outstanding. At March 31, 2001, Freshstart had Leveragable Capital of $6.12 million and $10.86 million of subordinated SBA debentures outstanding. Medallion Capital had Leveragable Capital of $9.7 million and $10.5 million of subordinated SBA debentures outstanding at March 31, 2001. MFC, Medallion Capital and Freshstart reserve the right to issue subordinated SBA debentures to the maximum extent permitted under the SBIA or SBA regulations.

3. We may borrow funds and issue “senior securities” to the maximum extent permitted under the 1940 Act. As a business development company, we may issue senior securities if, immediately after such issuance, the senior securities will have an asset coverage of at least 200%. Under the 1940 Act, subordinated debentures issued to or guaranteed by the SBA and preferred stock issued to the SBA by the RIC Subsidiaries may be considered senior securities issued by us requiring asset coverage of 200%; however, pursuant to an exemptive order of the SEC, such debentures and preferred stock are exempt from the asset coverage requirements of the 1940 Act.

4. We will not (i) underwrite securities issued by others (except to the extent that we may be considered an “underwriter” within the meaning of the Securities Act of 1933, as amended, in the disposition of restricted securities); (ii) purchase or sell real estate or real estate mortgage loans unless acquired as a result of ownership of securities or other instruments (except that we may purchase and sell real estate or interests in real estate in connection with the orderly liquidation of investments or the foreclosure of mortgages held by us); (iii) engage in short sales of securities; (iv) purchase securities on margin (except to the extent that it may purchase securities with borrowed money); (v) write or buy put or call options; or (vi) engage in the purchase or sale of commodities or commodity contracts, including futures contracts (except where necessary in working out distressed loan or investment situations). We and the RIC Subsidiaries may purchase interest rate caps and swaps covering up to 100% of their variable-rate debt. In addition, we may sponsor the securitization of loan portfolios.

5. We and the RIC Subsidiaries may originate loans and loans with equity features. To the extent permitted under SBA regulations, we may also make loans as permitted (i) under the 1996 Stock Option Plan; (ii) under the Amended and Restated 1996 Non-Employee Director Stock Option Plan and plans providing for options for disinterested directors that might be adopted by us in the future; and (iii) to officers and directors for the purchase of common stock. We hold all of the outstanding common stock of Tri-Magna Corporation, Edwards Capital Company and Transportation Capital Corp. and may organize additional subsidiaries in the future. We may acquire restricted securities of small businesses.

6. Each RIC Subsidiary shall not originate loans to, or invest in the securities of, any entity if, immediately after such loan or investment, more than 5% of the total assets of the RIC Subsidiary originating such loan or making such investment (taken at current value) would be loaned to, or invested in the securities of such entity. Each RIC Subsidiary shall not acquire more than 10% of the outstanding voting securities of any issuer, provided that this limitation does not apply to obligations issued or guaranteed as to interest and principal by the U.S. Government or its agencies or instrumentalities or to repurchase agreements secured by such obligations, and that up to 25% of each RIC Subsidiary’s total assets (at current value) may be invested without regard to this limitation.

7. We and the RIC Subsidiaries shall lend or invest at least 25% of our total assets (taken at current value) to or in entities primarily engaged in the taxicab industry and shall not lend or invest more than 25% of their total assets (taken at current value) to or in entities primarily engaged in any other single industry. This limitation does not apply to obligations issued or guaranteed as to interest and principal by the U.S. Government or its agencies or instrumentalities or to repurchase agreements secured by such obligations or to bank money-market instruments.

APPENDIX A

(EDGAR FILING ONLY)

MEDALLION FINANCIAL CORP.

ANNUAL MEETING OF SHAREHOLDERS – June 1, 2007

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned, having received notice of the meeting and the proxy statement, hereby appoints Alvin Murstein and Marie Russo, and each of them, as proxies for the undersigned, with full power of substitution to act and to vote all the shares of Common Stock of Medallion Financial Corp. held of record by the undersigned on April 16, 2007, the record date, at the annual meeting of shareholders to be held at The Harmonie Club, 4 East 60th Street, New York, New York 10022 on the 1st day of June 2007, at 10:00 a.m., Eastern Daylight Saving Time, or any adjournment thereof.

IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ITEMS 1, 2 AND 3A THROUGH 3G.

IMPORTANT – PLEASE DATE, SIGN AND MAIL YOUR PROXY CARD AS SOON AS POSSIBLE.

Please date, sign and mail your proxy

card back as soon as possible!

Annual Meeting of Shareholders

MEDALLION FINANCIAL CORP.

June 1, 2007

Please Detach and Mail in the Envelope Provided

A ☒	Please mark your votes as in this example.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1, 2 AND 3A THOUGH 3G).

1.	Election of Directors Nominees: Mario M. Cuomo Andrew M. Murstein Lowell P. Weicker,Jr.		FOR ALL (except as indicated below) ☐	WITHHOLD ALL ☐	3. Proposal to remove certain fundamental policies:
					3A. Proposal to remove the fundamental policy relating to retaining status as a business development company	FOR ☐	AGAINST ☐	ABSTAIN ☐

(Except nominee(s) written below)					3B. Proposal to remove the fundamental policy relating to Medallion Funding Corp.’s and Medallion Capital, Inc.’s issuance of preferred stock and debentures from the Small Business Administration	☐	☐	☐

					3C. Proposal to remove the fundamental policy relating to senior securities	☐	☐	☐

2.	Proposal to ratify the appointment of Medallion Financial Corp.’s Independent Registered Public Accounting Firm	FOR ☐	AGAINST ☐	ABSTAIN ☐	3D. Proposal to remove the fundamental policy relating to certain investment activities	☐	☐	☐
					3E. Proposal to remove the fundamental policy relating to lending as it is not relevant to our business	☐	☐	☐

					3F. Proposal to remove the fundamental policy relating to maximum investments in any single issuer	☐	☐	☐

					3G. Proposal to remove the fundamental policy relating to minimum concentrations in the taxicab industry and maximum concentrations in any other single industry	☐	☐	☐

In their discretion the Proxies are authorized to vote upon such other business as may properly come before the meeting.					MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT	☐	MARK HERE IF YOU PLAN TO ATTEND THE MEETING	☐

Signature                          Signature                         Dated:                          , 2007

NOTE: PLEASE SIGN EXACTLY AS NAME APPEARS HEREON.     FOR JOINT ACCOUNTS, EACH OWNER SHOULD SIGN. WHEN SIGNING AS EXECUTOR, ADMINISTRATOR, ATTORNEY, TRUSTEE OR GUARDIAN, ETC. PLEASE GIVE YOUR FULL TITLE.